Exhibit 4.1

GREENSKY, INC.

REGISTRATION RIGHTS AGREEMENT

TABLE OF CONTENTS

Page

1.	Definitions		1
2.	Registration Rights		4
	2.1	Demand Registration	4
	2.2	Company Registration	7
	2.3	Underwriting Requirements	7
	2.4	Registration Procedures	9
	2.5	Suspension by the Company	12
	2.6	Furnish Information	13
	2.7	Expenses of Registration	13
	2.8	Delay of Registration	13
	2.9	Indemnification; Contribution	14
	2.10	Reports Under Exchange Act	17
	2.11	Limitations on Subsequent Registration Rights	17
	2.12	Lock-Up Agreements	18
	2.13	Restrictions on Transfer	18
	2.14	Termination of Registration Rights	19
3.	Miscellaneous		19
	3.1	Successors and Assigns	19
	3.2	Governing Law	19
	3.3	Counterparts; Facsimile	20
	3.4	Titles and Subtitles	20
	3.5	Notices	20
	3.6	Amendments and Waivers	20
	3.7	Severability	21
	3.8	Aggregation of Stock	21
	3.9	Entire Agreement; Termination of Investors Rights Agreement	21
	3.10	Jurisdiction; Waiver of Jury Trial	21
	3.11	Delays or Omissions	22
	3.12	Acknowledgment	22
	3.13	Prevailing Party	22
	3.14	MNPI	22
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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is dated as of May 23, 2018 (the “Effective Date”), by and among GreenSky, Inc., a Delaware corporation (the “Company”), and each Person identified on Schedule A hereto as of the Effective Date.

RECITALS

WHEREAS, on the Effective Date, the Company, GreenSky Holdings, LLC, a Georgia limited liability company (“GS Holdings”), and the holders of equity interests in GS Holdings entered into that certain Reorganization Agreement (the “Reorganization Agreement”), pursuant to which the parties thereto agreed to take the actions described in Section 4 of the Reorganization Agreement (collectively, the “Reorganization”) on the Effective Date and immediately prior to the consummation of the IPO (as defined below);

WHEREAS, as of the date hereof, the Company has consummated an offer and sale of its shares of Class A common stock, $0.01 par value per share (the “Class A Common Stock”), to the public in an underwritten initial public offering (the “IPO”);

WHEREAS, GS Holdings and the investors listed on Schedule A thereto are parties to that certain Second Amended and Restated Investors Rights Agreement, dated as of August 24, 2017 (the “Investors Rights Agreement”), governing the rights of such investors to cause GS Holdings to register securities held by such investors and certain other matters as set forth therein; and

WHEREAS, in light of the consummation of the Reorganization and the IPO, the parties hereto desire to supersede the Investors Rights Agreement with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Additional Investor” means a transferee of Registrable Securities in a transaction in which the applicable rights under this Agreement are assigned pursuant to Section 3.1.

“Affiliate” means, with respect to any Person, any of the following: (i) any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities or beneficial interest of another Person; (iii) any Person who is an officer, director, general partner or trustee of such Person, or anyone acting in a substantially similar capacity to such Person; and (iv) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities or beneficial interest of any of the foregoing; provided, that, with respect to any

Holder, “Affiliate” shall include any mutual funds or similar pooled vehicles or accounts that are controlled by, under common control with, managed or advised by the same management company or registered investment advisor (or an affiliate of such management company or registered investment advisor) as such Holder; provided, further, however, that “Affiliate” shall not be deemed to include any Person providing legal, accounting or other professional services to the Company, its members or their Affiliates merely by reason of the provision of such services.

“Agreement” has the meaning set forth in the introductory paragraph.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Chosen Court” has the meaning set forth in Section 3.10.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” means the Company’s Class B common stock, $0.01 par value per share.

“Company” has the meaning set forth in the introductory paragraph.

“Covered MNPI” has the meaning set forth in Section 3.14(a).

“Damages” means any loss, damage, claim, expense or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim, expense or liability (or any action or proceeding in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Prospectus, any Free Writing Prospectus, or any registration statement of the Company, including any preliminary Prospectus or Final Prospectus contained therein or any amendments or supplements thereto, or other document filed in connection therewith; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Demand Notice” has the meaning set forth in Section 2.1(a).

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Effective Date” has the meaning set forth in the introductory paragraph.

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“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means the agreement or agreements among the Company, GS Holdings and the holders of GS Holdings Units whereby such holders have the right to exchange their GS Holdings Units, together with an equal number of shares of Class B Common Stock, for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, stock dividends and reclassifications, or for cash (based on the market price of the shares of Class A Common Stock), at the Company’s option.

“Excluded Registration” means (i) a registration relating to the issuance of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan on Form S-8 or its successor; (ii) a registration relating to an SEC Rule 145 transaction on Form S-4 or its successor; or (iii) a registration in which the only common equity securities being registered are common equity securities issuable upon conversion of debt securities that are also being registered.

“Fifth Third” means Fifth Third Capital Holdings, LLC.

“Final Prospectus” means the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“GS Holdings” has the meaning set forth in the recitals.

“GS Holdings Units” means the single class of common membership interests of GS Holdings issued in connection with the Reorganization.

“Holder” means any holder of Registrable Securities who is a party to this Agreement or who becomes a party hereto in accordance with the definition of “Investor” herein.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-

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law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Investors” means (a) the parties listed on Schedule A hereto, and (b) any Additional Investor.

“Investors Rights Agreement” has the meaning set forth in the recitals.

“IPO” has the meaning set forth in the recitals.

“Joinder” means a joinder to this Agreement in the form of Exhibit A hereto, executed by an Additional Investor and the Company.

“Lead B Investor” means TPG Georgia Holdings, LP.

“MIS” means MIS Investment Holdings, LLC.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

“Opt-Out Request” has the meaning set forth in Section 3.14(d).

“Person” means any individual or corporation, partnership, trust, limited liability company, association or other entity.

“Policies” has the meaning set forth in Section 3.14(b).

“Potential Takedown Participant” has the meaning set forth in Section 2.1(e)(i).

“Prospectus” means the prospectus related to any registration statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registrable Securities” means (i) any Class A Common Stock now owned or hereafter acquired by any Investor, including, without limitation, upon exchange of GS Holdings Units and Class B Common Stock, and (ii) all shares of Class A Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.14 of this

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Agreement. Notwithstanding the foregoing, all shares of Class A Common Stock issuable upon exercise, conversion or exchange of any security or right received by a Holder in connection with the Reorganization shall be deemed Registrable Securities for the purpose of exercising any right hereunder, regardless of whether such securities have been so converted or exchanged.

“Reorganization” has the meaning set forth in the recitals.

“Reorganization Agreement” has the meaning set forth in the recitals.

“Representatives” has the meaning set forth in Section 3.14(b).

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.13(a) hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.7.

“Selling Holder Counsel” means one counsel selected by the Lead B Investor on behalf of the Holders, or, if the Lead B Investor is not an Initiating Holder, Holders of a majority of the Registrable Securities to be registered.

“Takedown Notice” has the meaning set forth in Section 2.1(e)(i).

“Takedown Request” has the meaning set forth in Section 2.1(e).

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time following the date of the Prospectus for the IPO, the Company receives a request from either (i) the Lead B Investor or (ii) Holders of (individually or in the aggregate) the greater of 25% of the

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Registrable Securities or at least $50,000,000 of Registrable Securities (calculated based on the market price of the Registrable Securities on the date on which the Company receives the written request for such registration), that the Company file or submit a Form S-1 with respect to Registrable Securities having, an aggregate value of at least $50,000,000 (calculated based on the market price of the Registrable Securities on the date on which the Company receives the written request for such registration), then the Company shall (1) within three business days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (2) file or submit as soon as practicable thereafter and use commercially reasonable efforts to have such registration statement declared effective by the SEC within 60 days of such Demand Notice, but in no event later than 90 days after the date such Demand Notice is given by the Company, a Form S-1 covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within five business days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b) Form S-3 Demand. If at any time following the date of the Prospectus for the IPO and when the Company is eligible to use a Form S-3, the Company receives a request from either (i) the Lead B Investor or (ii) Holders of (individually or in the aggregate) the greater of 12.5% of the Registrable Securities or $20,000,000 of Registrable Securities (calculated based on the market price of the Registrable Securities on the date on which the Company receives the written request for such registration) that the Company file a Form S-3 (which Form S-3 registration, at the request of the Initiating Holders, may be a shelf registration pursuant to Rule 415 promulgated under the Securities Act) with respect to outstanding Registrable Securities of the Lead B Investor or Holders having an aggregate value of at least $20,000,000 (calculated based on the market price of the Registrable Securities on the date on which the Company receives the written request for such registration), then the Company shall (x) within two business days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (y) file, as soon as practicable but in no event later than 30 days after the date such request is given by the Initiating Holders, a Form S-3 covering the Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within three business days of the date the Demand Notice is given, or such shorter period as may be reasonably requested under the circumstances, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3. If the Initiating Holders request, and if the Company is a Well-Known Seasoned Issuer (as defined in Rule 405 promulgated under the Securities Act), the Company shall cause such Form S-3 to be made pursuant to an Automatic Shelf Registration Statement and, if then permitted, will omit the names of the participating Holders and the amount of the Registrable Securities to be offered thereunder if so requested by the Initiating Holders.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment

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of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 60 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any 12-month period for a period of more than 90 days in aggregate; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such 90-day period other than an Excluded Registration; and provided, further, that, in the case of clause (ii) above, (x) the Company shall instruct all executive officers and directors of the Company to suspend sales of the Company’s securities other than pursuant to existing Rule 10b5-1 trading plans and (y) the Company may not defer taking any action required pursuant to this Section 2.1 past the date upon which the applicable information is disclosed to the public or ceases to be material.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), if requested, (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of a Company-initiated registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause at least 80% of the Registrable Securities subject to each request by a Holder to be included in such registration statement to be so included and to cause such registration statement to become effective pursuant to Section 2.2 of this Agreement; (ii) (x) at the request of the Lead B Investor, after the Company has effected two registrations pursuant to Section 2.1(a) at the request of the Lead B Investor, or (y) at the request of any Holders other than the Lead B Investor, after the Company has effected three registrations pursuant to Section 2.1(a) at the request of any Holders other than the Lead B Investor; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), if requested, (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause at least 80% of the Registrable Securities subject to each request by a Holder to be included in such registration statement to be so included and to cause such registration statement to become effective pursuant to Section 2.2 of this Agreement; or (ii) if the Company has effected one registration pursuant to Section 2.1(b) within the 90-day period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has become effective or been declared effective by the SEC, unless

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the Initiating Holders withdraw their request for such registration, elect not to pay the related registration expenses, and forfeit their right to one demand registration statement pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

(e) At any time a shelf registration statement covering Registrable Securities is effective, (i) the Lead B Investor or (ii) Holders of (individually or in the aggregate) the greater of 12.5% of the Registrable Securities or $20,000,000 of Registrable Securities (calculated based on the market price of the Registrable Securities on the date on which the Company receives the written request for such registration), may deliver a written request to the Company to effect a public offering, including an underwritten public offering, of all or a portion of the Registrable Securities held by such Initiating Holder(s) that are registered on such registration statement (a “Takedown Request”).

(i) With respect to any Takedown Request involving an underwritten public offering, promptly upon receipt of such Takedown Request (but in no event more than two business days thereafter) the Company shall deliver a notice (a “Takedown Notice”) to each other Holder of Registrable Securities covered by the applicable registration statement, or to all other Holders of Registrable Securities if such registration statement is undesignated (each a “Potential Takedown Participant”). The Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in the applicable underwritten public offering such number of Registrable Securities as each such Potential Takedown Participant may request in writing. Subject to Section 2.3(a), the underwritten public offering shall include all such Registrable Securities with respect to which the Company has received written requests for inclusion therein from any Potential Takedown Participant within three business days after the date that the Takedown Notice has been delivered. Any Potential Takedown Participant’s written request to participate in such underwritten public offering shall be binding on the Potential Takedown Participant, subject to Section 2.3(d).

(ii) As promptly as practicable after receiving a Takedown Request, the Company shall (i) file with the SEC a prospectus supplement naming the participating Holders as selling stockholders and the amount of Registrable Securities to be offered and include, to the extent not included or incorporated by reference in the registration statement, any other information omitted from the Prospectus used in connection with such registration statement as permitted by Rule 430B promulgated under the Securities Act (including the plan of distribution and the names of any underwriters, placement agents or brokers) and (ii) pay any necessary filing fees to the SEC within the time period required; provided, that, in connection with a Takedown Request relating to an underwritten public offering, the Company shall coordinate the timing of the foregoing actions with the Initiating Holder(s).

(f) Notwithstanding anything herein to the contrary, to the extent that any requested action pursuant to this Section 2.1 would require waiver of one

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or more lock-up agreements among Holders and underwriters of the Company’s securities, each such Holder agrees to provide the Company with a written waiver of each such lock-up agreement; and the Company shall defer making any public filing or executing any agreement required pursuant to this Section 2.1 until each such Holder has provided such waiver.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Class A Common Stock under the Securities Act in connection with the public offering of such securities for cash (other than in an Excluded Registration or the IPO), the Company shall, at such time, promptly give each Holder notice of such proposed registration. Upon the request of each applicable Holder given within 10 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and the Company shall give notice to such Holders of such termination or withdrawal promptly thereafter. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request (or to distribute any Registrable Securities under a shelf registration statement filed pursuant to Rule 415 promulgated under the Securities Act) by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s), which shall be (an) investment banking firm(s) of national reputation, will be selected (i) in the event of an offering that includes a primary offering, by the Company and shall be reasonably acceptable to a majority in interest of the Registrable Securities held by all Initiating Holders and (ii) in the event of an offering that solely includes a secondary offering or a distribution of any Registrable Securities under a shelf registration statement filed pursuant to Rule 415 promulgated under the Securities Act, by a majority in interest of the Registrable Securities held by all Initiating Holders, which majority shall include the Lead B Investor if the Lead B Investor is an Initiating Holder, and shall also be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting, which

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underwriting agreement shall be reasonably acceptable to the Company and to the Initiating Holders holding a majority of the Registrable Securities to be registered. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company for its own account) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportion as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company for its own account) are first entirely excluded from the offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

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(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

(d) Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a registration by giving written notice to the Company of its request to withdraw prior to the execution of the underwriting agreement; provided, however, that (i) any Holder’s request to participate in an underwritten sale off of an effective shelf registration statement shall be binding on such Holder; (ii) each such Holder that elects to participate in such underwritten shelf takedown may condition its participation on such underwritten offering being completed within ten (10) business days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Holder of not less than ninety percent (90%) of the closing price for the shares on their principal trading market on the business day immediately prior to such Holder’s election to participate; and (iii) in the event that an Initiating Holder gives such written notice to withdraw with respect to a registration under Section 2.1 it thereafter shall have one fewer demand registration rights thereunder.

2.4 Registration Procedures. Whenever the Initiating Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a distribution of any Registrable Securities under a shelf registration statement filed pursuant to Rule 415 promulgated under the Securities Act, such Holders shall, if applicable, cause any underlying GS Holdings Units, together with Class B Common Stock, to be exchanged into shares of Class A Common Stock in accordance with the terms of the Exchange Agreement prior to the sale of such Registrable Securities. Whenever required under this Section 2 to file a registration statement in respect of any Registrable Securities or requested by the Initiating Holders to conduct an underwritten sale pursuant to an effective shelf registration statement pursuant to Section 2.1(e), the Company shall, as expeditiously as reasonably possible:

(a) prepare and file or submit with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days (or, in the case of a Form S-3, three years from the effective date of the registration statement if such registration statement is filed pursuant to Rule 415 promulgated under the Securities Act) or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that before filing or submitting a registration statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide the Selling Holder Counsel, each participating Holder, any managing underwriter or broker/dealer participating in any disposition of

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such Registrable Securities pursuant to a registration statement and any attorney retained by any such managing underwriter or broker/dealer with an opportunity to review and comment on such registration statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the SEC, subject to such documents being under the Company’s control, and the Company shall notify the Selling Holder Counsel and each seller of Registrable Securities pursuant to such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered, and provided, further, that in the case of a registration not filed pursuant to Rule 415 promulgated under the Securities Act, such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Class A Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the Prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a Prospectus, including a preliminary Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the selling Holders, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such selling Holder requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(d) or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering and, to the extent reasonably requested by such underwriter(s), take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such underwritten public offering, including, but not limited to, sending appropriate officers of the Company to attend any “road shows” scheduled in connection with such underwritten public offering, with all reasonable out-of-pocket expenses incurred by such officers in connection with such attendance to be paid by the Company, and (ii) if requested by

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underwriter(s) of such public offering, use reasonable best efforts to cause its directors and executive officers to agree to enter into customary lock-up agreements with such underwriter(s) in connection therewith, provided, that the lock-up period shall not exceed 90 days following the date of the final prospectus or prospectus supplement relating to such offering and shall not be greater than the period agreed to by Holders in accordance with Section 2.12, and, provided, further, that such lock-up agreements shall contain customary exclusions, including, but not limited to, exclusions for sales (other than in the open market) of the Company’s securities to cover taxes on vesting of equity awards, estate planning transactions and sales under existing Rule 10b5-1 trading plans;

(f) use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) if such sale is pursuant to an underwritten offering, use its reasonable best efforts to obtain a comfort letter dated the effective date of the registration statement (or, in the case of a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act, on the pricing date of each offering under such shelf registration statement) and the date of the closing under the underwriting agreement from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

(j) use its reasonable best efforts to furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters or, if there are no underwriters, any selling Holder covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters may reasonably request and are customarily included in such opinions;

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(k) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen months after the effective date of the registration statement, an earnings statement covering a period of twelve months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act;

(l) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Counsel;

(m) cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

(n) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto;

(o) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filings of all Prospectuses and Free Writing Prospectuses with the SEC;

(p) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filing fee payments in respect of any registration statement or Prospectus used under this Agreement (and any offering covered thereby);

(q) promptly notify the Holders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Holders and file with the SEC any such supplement or amendment;

(r) notify each selling Holder, promptly after the Company receives notice thereof, of the time when the registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed; and

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(s) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or Prospectus.

2.5 Suspension by the Company.

(a) Notwithstanding the provisions of this Section 2, the Company shall, subsequent to notifying each Holder, be entitled to suspend, for a reasonable period of time, the effectiveness or use of, or trading under, any registration statement in accordance with Section 2.1(c) if the Company shall determine that any sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company;

(ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or

(iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act;

in each case, for a period of not more than 60 days; provided, however, that the Company may not invoke this right more than twice in any 12-month period for a period of more than 90 days in aggregate; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such period other than an Excluded Registration; and provided, further, that, in the case of clause (ii) above, (x) the Company shall instruct all executive officers and directors of the Company to suspend sales of the Company’s securities other than pursuant to existing Rule 10b5-1 trading plans and (y) the Company may not suspend the use of, or trading under, any registration statement past the date upon which the applicable information is disclosed to the public or ceases to be material.

(b) In the event of the suspension of effectiveness of any registration statement pursuant to this Section, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days of the suspension.

(c) The Company shall promptly notify the Holders when the Company ends the period of suspension, and shall promptly amend or supplement any registration statement or prospectus to the extent necessary so that it does not contain any untrue statement or omission and otherwise complies with the requirements of the Securities Act or Exchange Act, and shall furnish to the Holders such number of copies of such amendment or supplement as the Holders may reasonably request.

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2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities, including, but not limited to, the information required by Item 507 of Regulation S-K promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto.

2.7 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of the Selling Holder Counsel and the reasonable fees and disbursements of any local jurisdiction counsel whose opinion is requested by the underwriters in connection with any underwritten offering, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such Initiating Holders agree to deem the withdrawn registration to have been effected as of the date of such withdrawal for purposes of determining such Initiating Holders’ demand rights pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided, further, that if, at the time of such withdrawal, the Initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Initiating Holders at the time of their request and have withdrawn the request after learning of such information, then the selling Holders shall not be required to pay any of such expenses and the withdrawn registration shall not be deemed to have been effected for purposes of determining the Initiating Holders’ demand rights pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9 Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will, and it hereby does, indemnify and hold harmless each selling Holder, and the partners,

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members, officers, agents, Affiliates, employees, trustees, stockholders and directors of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon statements or omissions made in reliance upon and in conformity with written information regarding the Holder or its plan of distribution furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in the Disclosure Package, the Prospectus, any Free Writing Prospectus, or any registration statement of the Company, including any preliminary Prospectus or Final Prospectus contained therein or any amendments or supplements thereto.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon statements or omissions made in reliance upon and in conformity with written information regarding the Holder or its plan of distribution furnished by or on behalf of such selling Holder expressly for use in the Disclosure Package, the Prospectus, any Free Writing Prospectus, or any registration statement of the Company, including any preliminary Prospectus or Final Prospectus contained therein or any amendments or supplements thereto; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 2.9(b) and Section 2.9(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder).

(c) Promptly after receipt by an indemnified party under this Section 2.9 of written notice of the commencement of any action, threat or proceeding (including any governmental action) for which a party may be entitled to indemnification

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hereunder, such indemnified party will, if a claim in respect thereof is made or intended to be made against any indemnifying party under this Section 2.9, give the indemnifying party written notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties. Each indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party within a reasonable period of time or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and such parties have been advised by such counsel that either (x) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct, as determined in the reasonable judgment of any party or (y) there may be one or more legal defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party, it being understood, however that the indemnifying party shall not be liable for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for each group of similar indemnified parties (e.g., the Holders, as contrasted with executive officers and directors of the Company). In any of such cases, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and all such fees and expenses shall be reimbursed as incurred. In the event that the indemnified parties retain separate counsel, such counsel shall, to the extent reasonable, cooperate with the indemnifying party’s counsel in order to control overall costs. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, except to the extent that such failure results in the loss of substantive legal rights. No indemnifying party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of each indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case,

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(ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, or (iii) the indemnification provided for in this Section 2.9 from the indemnifying party is otherwise unavailable to an indemnified party hereunder, or insufficient to hold harmless an indemnified party in respect of any Damages (including any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result) referred to herein, then, and in each such case, such parties will severally and not jointly contribute to the aggregate losses, claims, Damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, Damages, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any action in question, including the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, has been made by, or relates to information supplied by, the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement (net of Selling Expenses), and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder).

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement; provided, however, that no underwriting agreement entered into in connection with any underwritten public offering that provides terms less favorable to the Holders than those provided in this Section 2.9 shall supersede this Agreement.

2.10 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

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(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or as a Well-Known Seasoned Issuer (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.11 Limitations on Subsequent Registration Rights. From and after the Effective Date, the Company shall not, without the prior written consent of (a) the Lead B Investor and (b) the Holders of at least 50% of the Registrable Securities (on an as-converted basis), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder.

2.12 Lock-Up Agreements. In connection with each registration or sale of Registrable Securities pursuant to Section 2.1 or Section 2.2 conducted as an underwritten public offering, each Holder agrees, if requested, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such public offering restricting such Holder’s right to (a) transfer, directly or indirectly, any Registrable Securities or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Registrable Securities; provided, however, that no Holder shall be required to enter into a lock-up agreement covering a period of greater than 90 days after the date of the final prospectus or prospectus supplement relating to such underwritten public offering; provided, further, that in no event shall such lock-up period be greater than the period agreed to by the Company’s directors or executive officers and the Initiating Holders. Notwithstanding the foregoing, such lock-up agreement shall not apply to distributions-in-kind to a Holder’s partners, members or stockholders and shall include such other customary exceptions to which the underwriters of such underwritten public offering may agree.

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2.13 Restrictions on Transfer.

(a) Each certificate, instrument or book entry representing (i) the Registrable Securities, and (ii) any other securities issued in respect of the securities referenced in clause (i) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.13(b)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS, AS APPLICABLE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.13.

(b) Each holder of Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not

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require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, that each transferee agrees in writing to be subject to the terms of this Section 2.13. Each certificate, instrument or book entry representing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.13(a), except that such certificate, instrument or book entry shall not be noted with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act, and the Company shall remove the legend in connection with any transaction in compliance with Rule 144 under the Securities Act.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate when all of such Holder’s Registrable Securities could be sold immediately without limitation as to volume, manner of sale or other restriction under SEC Rule 144.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 5% of the Registrable Securities (on an as-converted basis); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Additional Investor and the Registrable Securities with respect to which such rights are being transferred; and (y) such Additional Investor provides an executed Joinder to the Company. For the purposes of determining the number of shares of Registrable Securities held by an Additional Investor, the holdings of an Additional Investor (1) that is an Affiliate of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further, that all Additional Investors who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

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3.2 Governing Law. All questions concerning the construction, interpretation and validity of this Agreement, and all disputes arising hereunder or relating to the transactions contemplated hereby, whether based on contract, tort, or other theory, shall be governed by and construed and enforced in accordance with the domestic laws of the State of Georgia, including all matters of construction, enforcement, validity and performance. In furtherance of the foregoing, the internal law of the State of Georgia will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply. Any party hereto may make service on the other parties by sending or delivering a copy of the process to the party or parties to be served at the address and in the manner provided for the giving of notices in Section 3.5.

3.3 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: upon the earlier of (a) actual receipt or personal delivery to the party to be notified, (b) when sent by facsimile, if sent during normal business hours of the recipient, and if not so sent, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company at its address set forth on its signature page hereto and to the Investors at their respective addresses as set forth on Schedule A, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 3.5. If notice is given to the Company, a copy shall also be sent to Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, Georgia 30308, Attention: W. Brinkley Dickerson Jr., Facsimile: (404) 962-6743.

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3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Lead B Investor for so long as the Lead B Investor holds at least 25% of all Registrable Securities owned by the Lead B Investor as of the Effective Date (on an as-converted basis), and, thereafter, or in the case of any amendment that disproportionately adversely affects the other Holders relative to the Lead B Investor, (iii) the holders of a majority of the Registrable Securities then held by all holders (other than the Lead B Investor); provided, that the Company may in its sole discretion waive compliance with Section 2.13(b) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.13(b) shall be deemed to be a waiver); and provided, further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment (including of any Schedule or Exhibit) or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9 Entire Agreement; Termination of Investors Rights Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. This Agreement hereby terminates and supersedes the Investors Rights Agreement in its entirety.

3.10 Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY AND ALL ACTIONS OR PROCEEDINGS IN RESPECT OF ANY CLAIM ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT, THE

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TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE SUPERIOR Court OF DEKALB COUNTY, Georgia (or, only if the superior Court of dekalb county, Georgia declines to accept jurisdiction over a particular matter, any federal court of the United States of America located in the State of Georgia) (THE “CHOSEN COURT”) AND (A) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (B) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (C) WAIVES ANY OBJECTION THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (D) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 3.5 OF THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.12 Acknowledgment. The Company acknowledges that the Investors and their Affiliates are in the business of venture and growth capital investing, and that MIS, Fifth Third and their Affiliates are in the business of operating and investing in various financial services related concerns, and therefore such Persons review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict such Persons from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

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3.13 Prevailing Party. In the event of any litigation arising from any claim, controversy, dispute or cause of action based upon, arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs incurred including court costs, attorneys fees, and all other related expenses incurred in such claim, controversy, dispute or cause of action.

3.14 MNPI. (a) Each Holder acknowledges that the provisions of this Agreement that require communications by the Company or other Holders to such Holder may result in such Holder and its Representatives (as defined below) acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending or the number of Company securities or the identity of the selling Holders) (any such MNPI resulting from communications required under this Agreement, the “Covered MNPI”).

(b) Each Holder agrees that it will maintain the confidentiality of the Covered MNPI and, to the extent such Holder is not a natural Person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided, that a Holder may deliver or disclose Covered MNPI to (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors (collectively, the “Representatives”), but solely to the extent such disclosure reasonably relates to such Holder’s evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice, (ii) any federal or state regulatory authority having jurisdiction over such Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided, further, that in the case of clause (i), the recipients of such Covered MNPI are subject to the Policies or agree to hold confidential the Covered MNPI in a manner substantially consistent with the terms of this Section 3.14 and that in the case of clauses (ii) through (v), such disclosure is required by law and such Holder shall promptly notify the Company of such disclosure to the extent such Holder is legally permitted to give such notice.

(c) Each Holder, by its execution of a counterpart to this agreement or of a Joinder, hereby acknowledges that it is aware that the U.S. securities laws prohibit any Person who has MNPI about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

(d) Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to

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elect not to receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices or any other Covered MNPI hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement, the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring Covered MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely; provided, that a Holder who previously has given the Company an Opt-Out Request may revoke such request at any time by providing written notice of such revocation to the Company, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

GREENSKY, INC.

By:	/s/ David Zalik
David Zalik
Chief Executive Officer

Address:	5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: Chief Executive Officer
Telephone: (404) 334-9391
Telecopy: (404) 832-4102
Electronic Mail: David.Zalik@greensky.com

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

Joinder to Registration Rights Agreement

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of May 23, 2018 (as may be amended, the “Registration Rights Agreement”), by and among GreenSky, Inc., a Delaware corporation (the “Company”), GreenSky Holdings, LLC, a Georgia limited liability company, and each person identified on Schedule A thereto as of the date thereof.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Class A Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Company is directed to add the undersigned’s name and address to Schedule A attached to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the ____ day of _________________, 20__.

Name of Stockholder:

Address of Stockholder:

By:
Name:
Title:

Agreed and Accepted as of

GreenSky, Inc.

By:
Name:
Title: